                                                                    EXHIBIT 10.1

                    [LETTERHEAD OF BAMBOO.COM APPEARS HERE]


John Assaraf
bamboo.com, Inc.
124 University Avenue
Palo Alto, California 94301


                      Re:  Employment at bamboo.com, Inc.
                           ------------------------------

Dear John:

     This letter agreement (the "Letter Agreement") is entered into as of January 25, 1999 (the "Effective Date"), by and between bamboo.com, Inc., a Delaware corporation (the "Company"), and John Assaraf, an individual ("Employee").

     1.   Employment and Duties. Commencing on January 25, 1999 Employee will
          ---------------------
serve as Senior Vice President, Sales of the Company on a full-time basis.

     2.   At-Will Employment. Employee's employment with the Company is for no
          ------------------
specified period and constitutes at-will employment. As a result, Employee is free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with Employee at any time, with or without cause.

     3.   Salary. For all services to be rendered by Employee pursuant to this
          ------
Letter Agreement, the Company agrees to pay Employee during Employee's period of employment a salary at an annual rate of $120,000 (the "Salary"). The Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices. The Company agrees to review the Salary annually and to make increases, if any, as the Company may approve in its sole discretion.

     4.   Stock Options.
          -------------

          (a)  Base Option.  In partial consideration of Employee's services,
               -----------
Employee shall receive an option (the "Base Option") to purchase 24,000 shares (on a pre-split basis) of the Company's Common Stock, vesting as follows, provided that Employee remains an employee of the Company on each such date: one-half (1/2) of the shares subject to the Base Option will vest and become exercisable on January 31, 2000, and an additional one-twenty-fourth (1/24) of such shares will vest and become exercisable on the last day of each calendar month thereafter. Notwithstanding

John Assaraf
Page 2

the foregoing, (i) 50% of the shares subject to Base Option shall accelerate and become immediately exercisable in the event of an IPO, as defined in Employee's Stock Option Agreement, and (ii) 100% of such shares shall accelerate and become immediately exercisable in the event of a Change of Control of the Company or the involuntary termination of Employee without Cause, as such terms are defined in Employee's Stock Option Agreement. The exercise price per share shall be $0.50. The Base Option will be granted pursuant to a Stock Option Agreement between Employee and the Company, which will include such additional terms and conditions as are satisfactory to counsel for the Company. The issuance and terms of the Base Option are subject to approval by the Company's Board of Directors.

          (b)  Performance Option.  In partial consideration of Employee's
               ------------------
services, Employee shall receive a second option (the "Performance Option") to purchase 55,000 shares (on a pre-split basis) of the Company's Common Stock, vesting in accordance with the following schedule:

--------------------------------------------------------------------------------
Performance Criteria (each a "Milestone"):                        Shares Vested
                                                               (Pre-Split Basis)
US $75,000 in revenue generated through delivery
of virtual tours in April 1999.                                      5,000
--------------------------------------------------------------------------------
Direct Sales Force fully in place on or before May 30,               5,000
1999. Note:  The force will be considered "fully in place"
when the following members are full-time employees of the
Company:  7 Regional Directors and 62 District Sales Managers
or Account Executives.
--------------------------------------------------------------------------------
US $120,000 in revenue generated through delivery of
virtual tours in May 1999.                                           3,750
--------------------------------------------------------------------------------
Orders received for 3,000 virtual tours in May 1999.                 1,250
--------------------------------------------------------------------------------
US $250,000 in revenue generated through delivery of virtual
tours in June 1999.                                                  7,500
--------------------------------------------------------------------------------
Orders received for 4,000 virtual tours in June 1999.                2,500
--------------------------------------------------------------------------------
US $350,000 in revenue generated through delivery of virtual
tours in July 1999.                                                  3,750
--------------------------------------------------------------------------------
Orders received for 5,000 virtual tours in July 1999.                1,250
--------------------------------------------------------------------------------
US $500,000 in revenue generated through delivery of virtual
tours in August 1999.                                                3,750
--------------------------------------------------------------------------------
Orders received for 6,000 virtual tours in August 1999.              1,250
--------------------------------------------------------------------------------

John Assaraf
Page 3

--------------------------------------------------------------------------------
US $750,000 in revenue generated through delivery of virtual
tours in September 1999.                                             3,750
--------------------------------------------------------------------------------
Orders received for 7,000 virtual tours in September 1999.           1,250
--------------------------------------------------------------------------------
Fourth Quarter 1999 performance goals to be determined.             15,000
--------------------------------------------------------------------------------
                                                           TOTAL:   55,000
--------------------------------------------------------------------------------

     In the event that Employee reaches a Milestone specified above for a given period, all shares subject to the Performance Option corresponding to such period will vest on the last day of such period. In the event that Employee fails to reach a Milestone specified above for any given period, no shares subject to the Performance Option corresponding to such period will vest during such period or at any time thereafter. The parties agree that the shares subject to the Performance Option corresponding to April, May, June, July, August and September 1999 are fully vested. The exercise price per share shall be $0.50. The Performance Option will be granted pursuant to a Stock Option Agreement between Employee and the Company, which will include such additional terms and conditions as are satisfactory to counsel for the Company. The issuance and terms of the Performance Option are subject to approval by the Company's Board of Directors.

               (c)  Option for Internet Marketing Advisory Board.  In the event
                    --------------------------------------------
     Employee assembles and fully implements an Internet Marketing Advisory Board for the Company consisting of a group of real estate professionals acceptable to the Company, Employee shall receive a third option (the "IMAB Option") to purchase 10,000 shares (on a pre-split basis) of the Company's Common Stock. The Company and Employee agree that Employee assembled and fully implemented the Internet Marketing Advisory Board on or around April 1, 1999. All shares subject to the IMAB Option will be fully vested at the time of grant. The exercise price per share shall be $0.75. The IMAB Option will be granted pursuant to a Stock Option Agreement between Employee and the Company, which will include such additional terms and conditions as are satisfactory to counsel for the Company. The issuance and terms of the IMAB Option are subject to approval by the Company's Board of Directors.

          5.   Other Benefits.
               --------------

               (a)  Cash Allowances. In addition to the Salary, during the
                    ---------------
     Employment Period, Employee shall receive the following monthly allowances on an accountable basis (collectively, the "Cash Allowances"): (i) a housing allowance not to exceed $2,000; (ii) an airfare allowance not to exceed $1,000 per month for personal commute from Los Angeles to San Francisco; and (iii) a car allowance not to exceed $500. In the event the Company is relocated to the Los Angeles region, the Company shall immediately cease paying Employee the Cash Allowances.

John Assaraf
Page 4

          (b)  General.  In addition to the Cash Allowances set forth in Section
               -------
5(a), during the Employment Period, Employee shall be entitled to participate in all other employee benefit plans, programs, insurances, and perquisites of the Company accorded to other employees of the Company at Employee's same or similar level of seniority. The Company may modify the benefits it offers to its employees from time to time as it deems necessary.

     6.   Vacations and Holidays.  Employee shall be entitled to the amount of
          ----------------------
paid vacation and Company holidays accorded to employees of the Company at Employee's same or similar level of seniority in accordance with the Company's policies in effect from time to time; provided, however, that such amount of paid vacation shall in no event be less than two (2) weeks annually.

     7.   Termination Benefits.  In the event Employee's employment terminates,
          --------------------
then Employee shall be entitled to receive severance and other benefits, if any, in accordance with the Company's written policies, if any, in effect from time to time for employees of the Company at Employee's same or similar level of seniority. In addition:

          (a) If the Company terminates Employee's employment for Cause or if Employee voluntarily terminates his employment without Good Reason (as defined below), the Company's obligation to compensate Employee shall in all respects cease as of the termination date, except that the Company shall pay Employee the Salary accrued under Section 3, the value of any accrued vacation time pursuant to Section 5.1 hereof, and the reimbursable expenses incurred under Section 5(a) up to such termination date (the "Accrued Obligations");

          (b) If Employee's employment is terminated due to the death of Employee, the Company's obligation to compensate Employee shall in all respects cease as of the termination date, except that within thirty (30) days after the termination date, the Company shall pay Employee's estate or legal representative the Accrued Obligations;

          (c) If Employee's employment is terminated upon the permanent disability of Employee, the Company's obligation to compensate Employee with respect to the Salary (as in effect on the termination date) shall continue for twelve (12) months following such termination. In addition, the Company shall pay Employee any Accrued Obligations; and

          (d) If Employee's employment is terminated by the Company without Cause, or by Employee for Good Reason, the Company's obligation to compensate Employee shall in all respects cease, except that within thirty (30) days after the termination date, the Company shall pay Employee the Accrued Obligations and during the period ending on the expiration of the fourth month following the termination date the Company shall pay to Employee each month one-twelfth (1/12th) of the annual Salary of Employee in effect at the termination date
(the "Continuation Payments"). Notwithstanding the foregoing, in the event such termination without Cause occurs within two (2) years of a Change of Control of the Company, the full amount of the Continuation Payments will be paid in a lump sum within ten (10) days of such Change of Control. The Company

John Assaraf
Page 5

shall be excused from its obligations to make the Continuation Payments if Employee breaches his obligations under this Agreement or the Confidentiality Agreement (as defined below).

"Good Reason" means: (1) because the Company has materially reduced the title, role or responsibilities of Employee; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity shall not constitute "Good Reason;"
(2) because the Company has reduced Employee's Salary from the level in effect immediately prior to such change, with the exception of a company-wide reduction of compensation due to economic considerations; (3) because the Company has breached any material term of this Agreement; or (4) because the Company has relocated its principal place of business more than 35 miles from its current location.

     8.   Confidential Information.  Employee will be expected to sign and
          ------------------------
comply with the Company's Employment, Confidential Information, Invention Assignment and Arbitration Agreement (the "Confidentiality Agreement"), which requires, among other provisions, the assignment of patent rights to any invention made during Employee's employment at the Company and nondisclosure of proprietary information.

     9.   Miscellaneous.  This Letter Agreement, and any written plan or
          -------------
agreement referred to herein (including Employee's Stock Option Agreements), represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements, whether written or oral. No waiver, alteration, or modification of any of the provisions of this Letter Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party. Whenever possible, each provision of this Letter Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Letter Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Letter Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. This Letter Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California.

John Assaraf
Page 6

     Kindly confirm your agreement with, and acceptance of, all of the foregoing by signing this Letter Agreement where indicated below.

                                  Very truly yours,

                                  BAMBOO.COM, INC.


                                  By:    /s/ Leonard B. McCurdy
                                         ----------------------------------
                                  Name:  Leonard McCurdy
                                         ----------------------------------
                                  Title: Chairman & Chief Executive Officer
                                         ----------------------------------



UNDERSTOOD AND AGREED:

JOHN ASSARAF


 /s/ John Assaraf
------------------------------
Signature

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), dated as of October 22, 1999, between bamboo.com, Inc., a Delaware corporation (formerly known as Jutvision Corporation) (the "Company"), and John Assaraf, ("Employee"), amends the Letter Agreement, entered into as of January 25, 1999, between bamboo.com and Employee (the "Agreement").

     IN CONSIDERATION of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1.   Base Salary.  Effective October 1, 1999, the Base Salary set forth in
          -----------
Section 3 of the Agreement is increased to an annual rate of $220,000.

     2.   Miscellaneous.  Except as expressly amended hereby, the Agreement is,
          -------------
and shall remain, in full force and effect and each and every term and condition thereof is hereby confirmed, continued and ratified. All terms defined in the Agreement, except as otherwise defined herein, shall have the same meanings where used herein. This Amendment may not be altered, amended or modified in any way except by a writing signed by both parties. This Amendment may be executed by exchange of signature pages by facsimile and/or in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon and all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


BAMBOO.COM, INC.                                  JOHN ASSARAF


By:    /s/ Leonard B. McCurdy                     /s/ John Assaraf
       -----------------------------              --------------------------
Name:   Leonard B. McCurdy
       -----------------------------
Title: Chairman and CEO
       -----------------------------